Exhibit 16.1

EISNER

Eisner LLP
Accountants and Advisors

750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

April 27, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of the ATS Corporation Form 8-K/A which the Registrant intends to file on or about April 27, 2007. We are in agreement with the statements regarding our firm. We have no basis to agree or disagree with respect to information regarding other accountants contained in Item 4.01.

Very truly yours,

/s/ Eisner LLP

Eisner LLP